Exhibit 3.14

Approved by Board of Directors

April 22, 2003

BY-LAWS

OF

CDW LOGISTICS, INC.

ARTICLE I

SHAREHOLDERS

Section l.   Annual Meeting.   The annual meeting of the shareholders shall be held for the purpose of electing directors and for the transaction of such other business as may come before the meeting, at such date, time and place as may be fixed by resolution of the board of directors from time to time. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated for any annual meeting, or at any adjournment thereof, the board of directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as may be convenient.

Section 2.   Special Meetings.   Special meetings of the shareholders may be called by the president, by the board of directors or by the holders of not less than one-fifth of all the outstanding shares of the Corporation.

Section 3.   Place of Meeting.   The board of directors may designate any place, either within or without the State of Illinois, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. A waiver of notice signed by all shareholders may designate any place, either within or without the State of Illinois, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the Corporation in the State of Illinois.

Section 4.   Notice of Meetings.   Written or printed notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution, or sale, lease or exchange of assets, not less than twenty (20) nor more than sixty (60) days before the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at such shareholder’s address as it appears on the records of the Corporation, with postage thereon prepaid.

Section 5.   Closing of Transfer Books or Fixing of Record Date.   For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the Corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, for a meeting of shareholders, not less than ten (10) days, or in the case of a merger or consolidation, not less than twenty (20) days, immediately preceding such meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 6.   Voting Lists.   The officer or agent having charge of the transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each shareholder, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Illinois, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

Section 7.   Quorum and Manner of Acting.   Unless otherwise provided in the articles of incorporation, a majority of the outstanding shares of the Corporation, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders; provided, that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Illinois Business Corporation Act (the “BCA”) or the Articles of Incorporation.

Section 8.   Proxies.   At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by such shareholder’s duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 9.   Voting of Shares.   Unless otherwise provided in the articles of incorporation, each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

Section 10.   Voting of Shares by Certain Holders.   Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

Shares standing in the name of a deceased person, a minor ward or a person under legal disability may be voted by such person’s administrator, executor, court appointed guardian or conservator, either in person or by proxy without a transfer of such shares to the name of such administrator, executor, court appointed guardian or conservator. Shares standing in the name of a trustee may be voted by him, either in person or by proxy.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof to such receiver’s name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Section 11.   No Cumulative Voting.   As provided in the articles of incorporation, no shareholder shall have cumulative voting rights with respect to any matter upon which shareholders are entitled to vote.

Section 12.   Inspectors.   At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting.

Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes and report the results, and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

Each report of an inspector shall be in writing and signed by him or by a majority of the inspectors if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 13.   Informal Action by Shareholders.   Any action required by the BCA to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by (i) the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting, provided that at least five (5) days’ prior notice of the proposed action is given in writing to all of the shareholders entitled to vote with respect to the subject matter thereof, or (ii) all of the shareholders entitled to vote with respect to the subject matter thereof.

Section 14.   Voting by Ballot.   Voting on any question or in any election may be done orally unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

ARTICLE II

DIRECTORS

Section 1.   General Powers.   The business and affairs of the Corporation shall be managed by its board of directors.

Section 2.   Number, Tenure and Qualifications.   The number of directors of the Corporation shall initially be 3 and thereafter may be set from time to time by resolution of the board of directors or the shareholders of the Corporation. Each director shall hold office until the next succeeding annual meeting of shareholders or until such director’s successor shall have been elected and qualified. Directors need not be residents of Illinois or shareholders of the Corporation.

Section 3.   Resignations.   Any director, member of a committee or other officer may resign at any time by giving written notice to the board of directors, the president or the secretary of the Corporation. A resignation need not be accepted in order to be effective.

Section 4.   Vacancies.   Any vacancy occurring in the board of directors, and any directorship to be filled by reason of an increase in the number of directors, may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose; provided, however, that any vacancy in the board of directors arising between meetings of shareholders by reason of an increase in the number of directors or otherwise may be filled by the vote of a majority of the directors then in office. Any director so selected shall serve until the next annual meeting of shareholders.

Section 5.   Removal.   Any director may be removed, with or without cause, at any meeting of shareholders (provided the notice for such meeting states that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice), by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors, and the vacancy in the board of directors caused by such removal may be filled by the shareholders at such meeting.

Section 6.   Regular Meetings.   The board of directors may provide, by resolution, the time and place, either within or without the State of Illinois, for the holding of regular meetings without other notice than such resolution.

Section 7.   Special Meetings.   Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Illinois, as the place for holding any special meeting of the board of directors called by them.

Section 8.   Notice.   Notice of any special meeting shall be given at least two (2) days previous thereto by written notice delivered personally or mailed to each director at such director’s business address, or by telegram, facsimile system, graphic scanning, email or other communication system. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, facsimile system, graphic scanning, email or other communication system, such notice shall be deemed to be delivered when the notice is delivered to the telegraph, facsimile system, graphic scanning, email or other communication system company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 9.   Quorum.   Unless otherwise provided in the articles of incorporation, a majority of the number of directors fixed by these by-laws shall constitute a quorum for the transaction of business at any meeting of the board of directors, provided, that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 10.   Meetings by Conference Telephone.   Members of the board of directors may participate in and act at any meeting of the board through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting by means of such equipment shall constitute attendance and presence in person at such meeting.

Section 11.   Manner of Acting.   The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the vote of a greater number is required by the BCA, the Articles of Incorporation or the Bylaws.

Section 12.   Informal Action by Directors.   Any action required by the BCA to be taken at a meeting of the board of directors, or any other action which may be taken at a meeting of the board of directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors or all the members of such committee, as the case may be, entitled to vote with respect to the subject matter thereof.

Section 13.   Committees.   The board of directors may, as set forth above in Section11 or by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two (2) or more of the directors of the Corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the board of directors, or in these by-laws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution, or amending the by-laws of the Corporation; and, unless the resolution, these by-laws, or the Articles of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

Section 14.   Compensation.   The board of directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any individual director, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board.

Section 15.   Presumption of Assent.   A director of the Corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless such director’s dissent shall be entered in the minutes of the meeting or unless such director shall file their written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE III

OFFICERS

Section 1.   Number.   The officers of the Corporation shall be a president and a secretary, and such treasurer, vice presidents, assistant treasurers, assistant secretaries or other officers as may be elected or appointed by the board of directors. Any two or more offices may be held by the same person.

Section 2.   Election and Term of Office.   The officers of the Corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until such officer’s successor shall have been duly elected and shall have qualified or until such officer’s death or until such officer shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights. Any officer may resign at any time by giving notice to the board of directors or to the president or the secretary. A resignation of an officer need not be accepted in order to be effective.

Section 3.   Removal.   Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.   Vacancies.   A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

Section 5.   President.   The president shall be the Corporation’s general manager and chief executive officer and shall, subject to the control of the board of directors, have general supervision, direction and control of the business, affairs and officers of the Corporation. Unless otherwise determined by the board of directors, the president shall preside as chairman at all meetings of shareholders, the board of directors and any committees of which the president is a member. The president shall have the general powers and duties of management usually vested in the office of president of a corporation; shall have any other powers and duties that are prescribed by the board of directors or the by-laws; and shall be primarily responsible for carrying out all orders and resolutions of the board of directors.

Section 6.   The Vice Presidents.   In the absence of the president or in the event of the president’s inability or refusal to act, the vice president (if elected by the board of directors or, in the event there be more than one vice president, the vice presidents in the order designated or, in the absence of any designation, then in the order of their seniority) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice president shall perform such other duties as from time to time may be assigned to such vice president by the president, the board of directors or these by-laws.

Section 7.   The Treasurer.   If required by the board of directors, the treasurer shall give a bond for the faithful discharge of their duties in such amount and with such surety or sureties as the board of directors shall determine. The treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be approved by the board of directors; and (c) in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to the treasurer by the president, the board of directors or these by-laws.

Section 8.   The Secretary.   The secretary shall: (a) keep the minutes of the meetings of the shareholders, the board of directors and committees of directors, in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal, if any, of the Corporation and, if the Corporation adopts a corporate seal, see that such seal is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these by-laws; (d) keep a register of the post-office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president, the board of directors or these by-laws.

Section 9.   Assistant Treasurers and Assistant Secretaries.   The assistant treasurers shall, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant treasurers and assistant secretaries, in general, shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president, the board of directors or these by-laws.

Section 10.   Other Officers.   Officers, assistant officers and agents, if any, other than those whose duties are provided for in these by-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.

Section 11.   Salaries.   The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

ARTICLE IV

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1.   Certificates for Shares.   Certificates representing shares of the Corporation shall be in such form as may be determined by the board of directors. Such certificates shall be signed by the president or a vice president and by the secretary or an assistant secretary or treasurer or assistant treasurer. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the board of directors may prescribe.

Section 2.   Transfers of Shares.   Transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder of record thereof or by such holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

ARTICLE V

VOTING OF SECURITIES

The president shall have full authority, in the name and on behalf of the Corporation, to attend, act and vote at any meeting of security holders of any corporation in which the Corporation may hold securities, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the holder thereof, the Corporation might possess and exercise if personally present, and may exercise such power and authority through the execution of proxies or may delegate such power and authority to any other officer, agent or employee of this Corporation.

ARTICLE VI

INDEMNIFICATION

Section 1.   Right to Indemnification.   The Corporation shall indemnify to the fullest extent under the law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and shall hold such person harmless from and against any and all expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by him or her in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. The termination of any action, suit or proceeding by judgment or settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that their conduct was unlawful.

Section 2.   Indemnification in Order for Corporation to Procure a Judgment.   The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise and shall hold such person harmless from and against expenses (including reasonable attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; provided, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in performance of the person’s duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application, that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

Section 3.   Indemnification Against Expenses.   To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to this Section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including reasonable attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 4.   Determination of Indemnification Eligibility.   Any indemnification under this Section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in this Section. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (ii) if such a quorum is not obtainable, or, even if attainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by a majority of the shareholders.

Section 5.   Claims.   If a claim for indemnification or payment of expenses under this Section is not paid in full within sixty (60) days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

Section 6.   Non-Exclusivity of Rights.   The indemnification provided by this Section shall not be deemed exclusive of any other rights to which an indemnified person may be entitled under any contract, agreement, vote of the shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 7.   Prepayment of Expenses.   Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation pursuant to the provisions of this Section.

Section 8.   Other Indemnification.   The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture or other enterprise.

Section 9.   Insurance.   The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a member, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of their status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section.

Section 10.   Amendment or Repeal.   Any repeal or modification of the foregoing provisions of this Section shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VII

DIVIDENDS

Dividends upon the capital stock of the Corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the board of directors at any annual, regular or special meeting, in conformance with any applicable laws. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the articles of incorporation and any additional terms and conditions set forth by the board of directors (to the extent permissible under applicable law). Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think in the best interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIII

MISCELLANEOUS

Section 1.   Fiscal Year.   The fiscal year of the Corporation shall be the calendar year unless otherwise determined by resolution of the board of directors.

Section 2.   Corporate Seal.   The Corporation shall not have a corporate seal.

Section 3.   Waiver of Notice.   Whenever any notice whatever is required to be given under the provisions of these by-laws, the articles of incorporation or the BCA, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 4.   Amendments.   These by-laws may be altered or repealed and by-laws may be made at any annual meeting of the shareholders or at any special meeting thereof if notice of the proposed alteration or repeal or by-law or by-laws to be made is contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the board of directors, at any regular meeting of the board of directors, or at any special meeting of the board of directors, if notice of the proposed alteration or repeal, or by-law or by-laws to be made, is contained in the notice of such special meeting.